EXHIBIT 4-C

  THIRD NOTE AND MORTGAGE
   MODIFICATION AGREEMENT


     THIS AGREEMENT, made as of the 1st day of May, 1995, by and between LaSALLE NATIONAL TRUST, N.A., as successor trustee to LaSalle National Bank, a national banking association, not personally but as Trustee under Trust Agreement dated October 24, 1978, and known as Trust No. 100104 (hereinafter referred to as the "Mortgagor") and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (hereinafter referred to as "John Hancock").
                         W I T N E S S E T H:
     A. Mortgagor is the maker of (i) a Promissory Note dated December 8, 1978, as amended by Amendment No. 1 to Promissory Note dated June 29, 1979, and by Note and Mortgage Modification Agreement dated as of April 1, 1990, and by Second Note and Mortgage Modification Agreement dated as of March 1, 1991 (said Promissory Note, as so amended, is hereinafter referred to as "the Note"), in the amount of $12,600,000.00 made payable to CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association (hereinafter referred to as "Continental"), and (ii) a Construction and Permanent Mortgage and Security Agreement dated December 8, 1978, and recorded in the Office of the Cook County Recorder of Deeds on December 20, 1978 as Document No. 24772715 ("the Original Mortgage"), said Original Mortgage having been supplemented and amended by that certain First Supplement and Amendment to Construction and Permanent Mortgage and Security Agreement dated June 29, 1979 and recorded in the Office of the Cook County Recorder of Deeds on July 2, 1979 as Document No. 25032238 ("the First Supplement"), by that certain Second Supplement to Construction and Permanent Mortgage and Security Agreement dated March 25, 1980 and recorded in the Office of the Cook County Recorder of Deeds on April 8, 1980 as Document No. 25417700 ("the Second Supplement"), by that certain Note and Mortgage Modification Agreement dated as of April 1, 1990 and recorded in the Office of the Cook County Recorder of Deeds on December 20, 1990 as Document No. 90617182 ("the First Modification"), and by that certain Second Note and Mortgage Modification Agreement dated as of March 1, 1991 and recorded in the Office of the Cook County Recorder of Deeds on October 4, 1991 as Document No. 91519783 ("the Second Modification"). The Original Mortgage, the First Supplement, the Second Supplement, the First Modification and the Second Modification are hereinafter collectively referred to as "the Mortgage." The Note evidences indebtedness of Mortgagor in the original principal amount of TWELVE MILLION SIX HUNDRED THOUSAND DOLLARS ($12,600,000.00) which indebtedness is hereinafter sometimes referred to as the "Loan."
     B. By Assignment of Mortgage and Assignment of Collateral Security Documents dated April 7, 1980 and recorded in the Office of the Cook County Recorder of Deeds on April 8, 1980 as Document No. 25417701, Continental assigned to John Hancock all right, title


                                   2


and interest of Continental in and to the Mortgage and the debt secured by the Mortgage and evidenced by the Note, together with all of Continental's right, title and interest in and to a certain Assignment of Rents dated December 8, 1978 and recorded in the Office of the Cook County Recorder of Deeds on December 20, 1978 as Document No. 24772716, as modified and amended by First Supplement and Amendment to Assignment of Rents dated June 29, 1979 and recorder in the Office of the Cook County Recorder of Deeds on July 2, 1979 as Document No. 25032239. The Note and the Mortgage, and the foregoing described Assignment of Rents, as so amended and modified, are presently owned and held by John Hancock. The Mortgage grants, mortgages and conveys to John Hancock as security for the Loan the real property described in EXHIBIT A attached hereto and made part hereof. John Hancock is also the owner and holder of that certain Assignment of Leases dated March 25, 1980 and recorded in the Office of the Cook County Recorder of Deeds on April 8, 1980 as Document No. 25417702.
     C. Mortgagor and John Hancock now mutually desire to modify and amend certain provisions of the Note and the Mortgage all as hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by each of the parties hereto, Mortgagor and John Hancock agree as follows:




                                   3


     1. Effective as of the date hereof, the second full grammatical paragraph of Section II of the Note (on page 4 thereof) is hereby amended by deleting it in its entirety and by substituting in lieu thereof the following:
           "From and after the Transfer Date, if the undersigned shall by such date have complied fully with the terms and provisions of the permanent loan commitment issued by Hancock dated July 14, 1978, as the same may have been or may hereafter be modified or amended, and with all other conditions concerning said loan by the undersigned to be performed, with all of which conditions the undersigned does specifically hereby promise and agree to comply, interest shall accrue at the rate of nine and seven-eighths per centum (9-7/8%) per annum from the Transfer Date through August 31, 1995 and shall accrue thereafter at the rate of eight and one-quarter per centum (8-1/4%) per annum and shall be paid, with principal, as follows:

           (a)   INITIAL INTEREST PAYEMNT.   Interest only on the
principal amount for the period commencing with the Transfer Date and continuing through the month in which the Transfer Date occurs, shall be paid in advance on the Transfer Date.

           (b)   MONTHLY PAYMENTS.

                 (i) Commencing on the first day of the next following month (being June 1, 1980) and on the first day of each of the next one hundred seventeen (117) months thereafter, until and including March 1, 1990, the undersigned shall pay to the order of Hancock principal and interest in installments of ONE HUNDRED SEVEN THOUSAND NINE HUNDRED FORTY DOLLARS ($107,940.00) each.

                 (ii) Beginning on April 1, 1990, and on the first day of each of the next ten (10) months thereafter until and including February 1, 1991, the undersigned shall pay to the order of Hancock monthly installments of interest only in the amount of NINETY-SIX THOUSAND SEVEN HUNDRED FIFTY-FOUR and 98/100 DOLLARS ($96,754.98) each.

                 (iii)Beginning on March 1, 1991 and on the first day of each of the next eleven (11)








                                   4


                 months thereafter until and including February 1, 1992, the undersigned shall pay to the order of Hancock monthly installments of interest only in the amount of FORTY-EIGHT THOUSAND NINE HUNDRED EIGHTY-NINE and 86/100 DOLLARS ($48,989.86) each. On February 1, 1992, the accrued and unpaid interest (being the excess of the interest that has accrued over the interest that has been paid as of such date) in the amount of FIVE HUNDRED SEVENTY-THREE THOUSAND ONE HUNDRED EIGHTY-ONE and 44/100 DOLLARS ($573,181.44) for the period of February 1, 1991 through January 31, 1992 shall be added to, and become apart of, the principal amount of the indebtedness evidenced by this Note, creating a principal balance in the amount of TWELVE MILLION THREE HUNDRED THIRTY THOUSAND SEVEN HUNDRED FORTY-NINE and 17/100 DOLLARS ($12,330,749.17). Prior to being added to principal on February 1, 1992, such accrued and unpaid interest shall not itself bear interest, but shall bear interest from, on and after such date.

                 (iv) Beginning March 1, 1992, and on the first day of each of the next forty-two (42) months thereafter until and including September 1, 1995, the undersigned shall pay to the order of Hancock monthly installments of interest only in the amount of ONE HUNDRED ONE THOUSAND FOUR HUNDRED SEVENTY-ONE and 79/100 DOLLARS ($101,471.79) each.

                 (v) Beginning October 1, 1995, and on the first day of each of the next thirty-five (35) months thereafter until and including September 1, 1998, the undersigned shall pay to the order of Hancock monthly installments of interest only in the amount of EIGHTY-FOUR THOUSAND SEVEN HUNDRED SEVENTY-THREE and 90/100 DOLLARS ($84,773.90) each, provided, however, that the last of said payments on September 1, 1998 shall be in the full amount of the balance of principal and interest then remaining unpaid.

           (C)   SEVERABILITY.    In the event the foregoing terms of
this Note, which provide for accrued and unpaid interest to be added to the principal amount of the indebtedness evidenced by this Note, shall be held invalid or unenforceable or contrary to law by a court of competent jurisdiction, then all such










                                   5


           accrued and unpaid interest, in lieu of being added to principal as aforesaid, shall immediately become due and payable, and Hancock shall thereafter have the right to reallocate, first to interest and the balance to a reduction in principal, the monthly installments which are due and payable hereunder beginning March 1, 1992. The invalidity or unenforceability of any such provision of this Note shall not affect the remaining provisions of this Note or the provisions of the Construction and Permanent Mortgage hereinafter described, such remaining provisions being fully effective and enforceable to the extent permitted by law."

     2.    Effective as of the date hereof, the Note is hereby modified and amended by adding to the first full grammatical paragraph on page 5 thereof providing for a prepayment premium, the following sentence at the end of such paragraph: "No partial prepayment shall be permitted."
     3.    Effective as of the date hereof, the Mortgage is hereby
modified and amended by deleting therefrom Paragraph 16 in its entirety and by substituting in lieu there of the following:
           "16. Mortgagor will not, and no beneficiary of mortgagor will
enter into any new    Lease or renewal of any Lease of all or any part of
the premises, without in each instance the prior approval of mortgagee. Further, neither mortgagor nor any beneficiary of mortgager shall cancel any Lease now or hereafter in effect, or terminate or accept a surrender thereof or reduce the payment of the rent thereunder or accept any prepayment of rent therein more than 30 days in advance of the time when the same becomes do (except any amount which may be required to be prepaid by the terms of such Lease) or otherwise amend or modify any Lease, without in each instance the prior approval of mortgagee. Notwithstanding the foregoing, mortgagee's prior approval shall not be required for any new Leases demising less than 10,000 rentable square feet or renewals, cancellations, terminations, amendments or modifications of existing Leases demising less than 10,000 rentable square feet."












                                   6


     4.    Effective as of the date hereof, the Mortgage is hereby
modified and amended by adding thereto a new Paragraph 43 as follows:
           "43.  ESCROW ACCOUNT.
           "(A)  ESTABLISHMENT OF ESCROW.    Mortgagor shall establish
an Escrow Account for the receipt and management of funds deposited pursuant to this Paragraph 43, said Escrow Account to be established pursuant to that certain Escrow Agreement dated as of September 1, 1995 by and among mortgagor, mortgagee and Cohen Financial Corporation, as Escrow Agent. Said escrow agreement shall provide that funds may be withdrawn from the account by mortgagor only for the funding of capital improvements and tenant improvements on the mortgaged premises, leasing commissions in connection with the leasing of the mortgaged premises and, to the extent necessary, shortfalls in operating expenses for the mortgaged premises and debt service on the loan evidenced by this mortgage. Any funds held in the Escrow Account and not applied to the foregoing costs as of the maturity date of the note shall be credited against amounts outstanding and due and owing under the note as of the maturity date.

           "(B) ESCROW PAYMENTS. Effective as of September 1, 1995, through July 31, 1998 (and thus for monthly installments under the Note due and payable on October 1, 1995, through and including the payment due on August 1, 1998), mortgagor shall pay into the Escrow Account on or before the 15th day of each month (commencing on October 15, 1995 and through and including August 15, 1998), a sum equal to all Net Cash Flow, as defined herein, for the previous month, such Net Cash Flow and the payments described in this subparagraph (B) to be determined on a monthly basis, except that to the extent Expenses (as defined herein) exceed Gross Revenues (as defined herein) in any month, such difference, to the extent such difference is not otherwise reduced by withdrawals from the Escrow Account pursuant to the terms thereof, shall be carried forward to a subsequent month or months and shall be applied against Gross Revenues in such subsequent month or months. All calculations of Net Cash Flow, Expenses, and Gross Revenues shall be made based upon receipts from the 1st day of the subject month to and including the last day of the










                                   7


           subject month. Notwithstanding the foregoing, mortgagor shall be permitted to make the Net Cash Flow payments due on October 15, 1995, November 15, 1995, December 15, 1995 and January 15, 1996 on or before January 29, 1996.

           "(C)  MONTHLY STATEMENT.    Mortgagor shall send to
mortgagee, no later than the 15th day of each month commencing on October 15, 1995, a statement, in detail reasonably satisfactory to mortgagee, showing Net Cash Flow, Expenses, and Gross Revenues for the previous month, and justifying the amounts paid pursuant to the foregoing subparagrpah (B). Notwithstanding the foregoing, if the Net Cash Flow payments due on October 15, 1995, November 15, 1995, December 15, 1995 and January 15, 1996 are
made on or before January 29, 1996 pursuant to subparagraph (B) of this Paragraph 43, the corresponding monthly statements may also be submitted to mortgagee on or before January 29, 1996.

           "(D)  DEFINITIONS.     Net Cash Flow, and related terms, as
used herein, shall be defined as follows:

           "(1) "Net Cash Flow" shall mean, for any month, all Gross Revenues (as hereinafter defined) of the mortgaged premises for such month, minus all Expenses (as hereinafter defined) of the mortgaged premises for such month.

           "(2) "Expenses" shall mean, for any month, all reasonable expenses actually incurred by mortgagor within the categories set forth below in respect to the ownership, operation, management, leasing, and occupancy of the mortgaged premises, determined on the basis of sound cash basis accounting practices consistently applied.

           Expenses are as follows (but without duplication of any item):
(a) general real estate taxes; (b) special assessments or similar charges paid to the appropriate governmental authorities; (c) personal property taxes; (d) sales and use taxes; (e) costs of permits and similar governmental fees, utilities, air conditioning, and heating for the mortgaged premises; (f) maintenance and repair costs of a non-capital nature, including, but not limited to, landscaping, parking lot maintenance, cleaning, security, snow plowing and reserves for replacements; (g) operating and management expenses and fees, provided, however, that the amount of such management fees which may be charged hereunder









                                   8


           shall not exceed four percent (4%) of Gross Revenues for any month; (h) premiums paid for insurance carried on or with respect to the mortgaged premises; (i) reasonable accounting and audit fees and costs; (j) reasonable attorneys' fees and other administrative and general expenses and disbursements, in each case reasonably and actually incurred by mortgagor in connection with the ownership, operation, leasing, occupancy and management of the mortgaged premises; (k) expenditures made by mortgagor for tenant improvements to any space on the mortgaged premises if such expenditures are required in connection with any Lease on the mortgaged premises, including, but not limited to, architectural fees, fees paid to contractors, subcontractors, laborers and engineers and construction supervisory fees (but not including amounts disbursed from the Escrow Account described herein); (1) direct labor costs for labor used in the maintenance and repair of the mortgaged premises (but not to exceed labor costs customarily charged in the Chicago metropolitan area for similar services on similar properties); (m) leasing commissions paid in connection with procuring tenants for the mortgaged premises (but not including amounts disbursed from the Escrow Account described herein); (n) fees payable to the Escrow Agent under the Escrow Account; (o) expenses incurred or paid by mortgagor in connection with the modification of the loan secured hereby (other than attorneys' fees); (p) regularly scheduled interest and escrow payments pursuant to, respectively, paragraph II(b) of the note, as amended hereby and pursuant to paragraph 43(B) of the mortgage as amended hereby; (q) to the extent applied to reduce the indebtedness evidenced by the mortgage, all gross proceeds of rental loss or business interruption insurance received by mortgagor, less the actual cost incurred by mortgagor in collecting such proceeds; (r) to the extent applied to reduce the indebtedness evidenced by the mortgage, all proceeds of casualty insurance policies received by mortgagor, less the reasonable costs incurred by mortgagor in collecting such proceeds; (s) to the extent applied to reduce the indebtedness evidenced by the mortgage, any and all gross proceeds of any condemnation awards received by mortgagor in connection with the taking by any power or authority, whether through the exercise of the right of condemnation or eminent domain or otherwise, for the temporary use or permanent taking of the whole or any part of the mortgaged












                                   9


           premises, less the actual costs incurred by mortgagor in collecting such proceeds; (t) return to tenants of their respective security deposits and interest thereon, to the extent the payment of interest thereon is provided in such tenant's lease; and (u) replenishment of amounts expended from the operating account maintained by mortgagor with respect to the mortgaged premises, not to exceed, however, in any calendar month, the lesser of the aggregate expenditures for such month or $50,000.00, and mortgagor shall furnish to mortgagee, with the monthly statement described in subparagraph (C) of this Paragraph 43, evidence satisfactory to mortgagee of the purpose of the expenditures from the operating account and the balance therein from time to time.

           Notwithstanding anything included within the above definition of "Expenses", the following shall be excluded from Expenses: (i) depreciation, amortization, and other non-cash deduction of mortgagor for income tax purposes; (ii) payments made in respect of the principal or interest on, or charges related to, any loan of mortgagor, except as otherwise included in Expenses pursuant to section (p) above; (iii) attorneys' fees incurred by mortgagor or paid by mortgagor in connection with the loan secured hereby or the modification thereof; (iv) any interest or late fees paid by mortgagor for any overdue or delinquent payments; (v) any expenditures described in subsections (a) through (u) above made to third parties related to or affiliated with mortgagor or the beneficiary of mortgagor which are in excess of a reasonable fee or expense for such expenditure or which are otherwise in excess of the fees which would be payable to unrelated third parties in arm's lengths transactions for similar services in the Chicago metropolitan area; and (vi) costs of replacements or improvements of a capital nature.

           "(3) "Gross Revenues" shall mean all gross income, rentals, revenues, and consideration, in whatever form or nature, actually received by or paid to or for the account or benefit of mortgagor, from any and all sources resulting from or attributable to the ownership, operation, leasing, and occupancy of the mortgaged premises, directly or indirectly, determined on the basis of sound cash basis accounting practices consistently applied, including but not limited to, any or all of the following (but without duplication of any item); (a) rentals











                                  10


           and additional rentals payable by Tenants under any Leases; (b) amounts payable by Tenants pursuant to escalation, percentage rental, or other adjustment provisions in Leases or on account of maintenance or service charges, taxes, assessments, utilities, air conditioning and heating, and other administrative, management, operating, leasing and maintenance expenses and other pass-through expenses for the mortgaged premises; (c) late charges and interest payable on rentals; (d) security deposits payable by tenants and interest on security deposits, reserves or other accounts held in connection with the mortgaged premises, including, but not limited to, any restoration accounts; (e) rents and receipts from furniture, cable television, licenses, concessions, laundry facilities, vending machines and similar items, including, without limitation, from garages, carports, parking spaces and storage space; (f) all gross proceeds of rental loss or business interruption insurance received by mortgagor, less the actual cost incurred by mortgagor in collecting such proceeds; (g) all proceeds of casualty insurance policies received by mortgagor, less the reasonable cost incurred by mortgagor in collecting such proceeds; (h) any and all gross proceeds of any condemnation awards received by mortgagor in connection with the taking by any power or authority, whether through the exercise of the right of condemnation or eminent domain or otherwise, for the temporary use or permanent taking of the whole or any part of the mortgaged premises, less the actual costs incurred by mortgagor in collecting such proceeds; (i) other fees, charges or payments not denominated as rental payment for or in connection with the rental of space in the mortgaged premises; (j) payment made as consideration in whole or in part for the cancellation, modification, extension or renewal of Leases, including, without limitation, forfeitures of deposits or settlement payments; (k) rental or other concessions in the nature of rental payment for, or the fair rental value of, any portion of the mortgaged premises that may be used by mortgagor or an Affiliate of mortgagor other than rental paid in connection with an on-site management office maintained by mortgagor or an Affiliate of mortgagor; and (l) any and all payments made in connection with any litigation in connection with the mortgaged premises to mortgagor or an Affiliate of mortgagor, including but not limited to any payments made in settlement of any such litigation, less the actual costs incurred by mortgagor or an












                                  11


           Affiliate of mortgagor in collecting such payments.
Notwithstanding anything included within the above definition of "Gross Revenues", there shall be excluded from Gross Revenues contributions by the constituent partners of mortgagor.

           Notwithstanding clauses (f), (g) and (h) above, the terms and conditions of the documents evidencing and securing the loan shall control the application of such proceeds.

           "(4) "Affiliate" shall mean any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, the Person in question, which, in the case of a Person which is a partnership, shall include each of the constituent partners thereof. The term "control" as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, or the voting rights attributable to the shares of the controlled corporation, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

           "(5) "Leases" shall mean all leases and occupancy agreements, whether written or verbal, and all amendments, modification, extensions and renewals thereof, covering all or any portion of the mortgaged premises.

           "(6) "Tenants" shall mean all tenants (or permitted assignees or subtenants at any level thereof) under the Leases and all other tenants or occupants of the mortgaged premises.

           "(7) "Person" shall mean an individual, partnership, corporation, trust, unincorporated association, or other entity or association."

     5. Mortgagor and John Hancock acknowledge that as of the date hereof, the principal balance of the Loan outstanding is $12,330,749.17.
     6. Neither the execution and delivery of this Third Note and Mortgage Modification Agreement (the "Modification Agreement"), nor



                                  12


any provision hereof, shall be deemed to impair or adversely affect in any way the lien or security interest of the Mortgage or the priority thereof as existing prior to the date of this Modification Agreement.
     7. without any limitation, modification, change or diminution of any of the interests which John Hancock acquired, obtained or has in the real property described in EXHIBIT A attached hereto on account of the Mortgage, Mortgagor covenants and agrees that the Mortgage, as amended by this Modification Agreement, secures all sums evidenced by the Note, and interest thereon, all payable in accordance with the terms of the Note, as amended hereby, together with all renewals, extensions, modifications or amendments to and substitutions for such Note (the terms of the Note being incorporated into the Mortgage by this reference), and further secures all other sums described in the Mortgage; provided, however, the maximum amount of principal indebtedness that may be secured by the Mortgage, at any one time, is TWELVE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($12,600,000.00), plus interest thereon as provided in the Note and any additional sums advanced by John Hancock pursuant to the Note, the Mortgage, or any other document or instrument securing the Loan as may be required in order to protect the security of the indebtedness evidenced by the Note.
     8. This Modification Agreement is executed by LaSALLE NATIONAL TRUST, N.A., a national banking association, as Trustee under a certain Trust Agreement dated October 24, 1978 and known as Trust No. 100104, (the "Trust Agreement") not personally, but as



                                  13


Trustee as aforesaid in the exercise of the power and authority conferred upon and vested in it as such Trustee (and said LaSALLE NATIONAL TRUST, N.A. hereby warrants that is possesses full power and authority to execute this instrument), and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on said LaSALLE NATIONAL TRUST, N.A. personally to pay the Note or any interest that my accrue thereon, or any indebtedness accruing thereunder, or to perform any covenant either express or implied herein contained (it being understood and agreed that each of the provisions hereof, except the warranty hereinabove contained, shall constitute a condition and not a covenant or agreement regardless of whether the same may be couched in language of a promise or covenant or agreement), all such personal liability, if any, being expressly waived by John Hancock and by every person now or hereafter claiming any right or security hereunder, and that so far as the said LaSALLE NATIONAL TRUST, N.A. personally is concerned, the legal holder or holders of the Note and the owner or owners of any indebtedness accruing thereunder shall look solely to the premises conveyed by the Mortgage and any other security agreements, documents or instruments or guaranties (all of which are referred to collectively herein as the "Security Papers") securing the Note for the payment thereof, by the enforcement of the liens, charges and other rights created by said Security papers, in the manner herein and in said Security Papers, or by action to enforce the personal liability of guarantors, if any.




                                  14


     9. It is expressly understood and agreed that nothing herein contained in this Modification Agreement, the Note, the Mortgage of any other document, instrument or agreement evidencing, securing or executed in connection with the Loan shall be construed as creating any personal liability of the beneficiary ("Beneficiary") under the Trust Agreement or of any direct or indirect partners in Beneficiary, or of any officers, directors, shareholders, employees or agents of Beneficiary or of such partners in Beneficiary to pay the Note, or any interest that may accrue thereon, or any indebtedness accruing thereunder, or to perform any covenant either express or implied, or for any breach of a representation or warranty, it being understood that the legal holder or holders of the Note and the owner or owners of any indebtedness accruing thereunder, shall look solely to the real property securing such indebtedness.
     10. Each provision of this Modification Agreement and of the Note and the Mortgage shall be considered severable, and if for any reason and provision or provisions or any part thereof are determined to be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not impair the validity or enforceability of those portions of the Modification Agreement, the Note or the Mortgage, as the case may be, which are valid and enforceable.
     11. Except as hereby modified and amended, the Mortgage, the Note and all other documents evidencing and securing the Note, and all terms and provisions thereof, are hereby ratified and confirmed.


                                  15


     IN WITNESS WHEREOF, Mortgagor and John Hancock have caused this Agreement to be executed and delivered as of the date and year first above written.
                                       LaSALLE NATIONAL TRUST, N.A.,
                                       as successor trustee to LaSalle
                                       National Bank, a national bank-
                                       ing association, not personally
                                       but as Trustee under Trust Number
                                       100104


                                       By    JOSEPH W. LANG

                                       Its:  Joseph W. Lang
                                             Sr. Vice President


ATTEST:

By:  NANCY A. STACK
     Nancy A. Stack
     Its (Assistant) Secretary

(Impress corporate seal here)

                                       JOHN HANCOCK MUTUAL LIFE INSUR-
                                       ANCE COMPANY, a Massachusetts
                                       corporation


                                       By:

                                       Its:

ATTEST:

By:
     Its (Assistant) Secretary

(Impress corporate seal here)


                                       This document may be executed
                                       in counterparts, which together
                                       shall constitute an original.
                                  16


     IN WITNESS WHEREOF, Mortgagor and John Hancock have caused this Agreement to be executed and delivered as of the date and year first above written.

                                       LaSALLE NATIONAL TRUST, N.A.,
                                       as successor trustee to LaSalle
                                       National Bank, a national bank-
                                       ing association, not personally
                                       but as Trustee under Trust Number
                                       100104


                                       By

                                       Its:
                                             President


ATTEST:

By:
     Its (Assistant) Secretary

(Impress corporate seal here)

                                       JOHN HANCOCK MUTUAL LIFE INSUR-
                                       ANCE COMPANY, a Massachusetts
                                       corporation


                                       By:   TIMOTHY A. ROSEEN

                                       Its   Timothy A. Roseen

ATTEST:

By:  BARRY P. SAXON
     Barry P. Saxon
     Its (Assistant) Secretary

(Impress corporate seal here)


                                       This document may be executed
                                       in counterparts, which together
                                       shall constitute an original.
























                                  16


STATE OF ILLINOIS     )
                      )     SS.
COUNTY OF COOK        )

     The foregoing instrument was acknowledged before me this ----- day of January, 1996 by JOSEPH W. LANG - SR. VICE PRESIDENT and NANCY A. STACK
- ASSISTANT SECRETARY President of LaSALLE NATIONAL TRUST, N.A., as successor trustee to LaSalle National Bank, a national banking association, on behalf of the association, as Trustee under Trust No. 100104.

                                             ---------------------------
                                                        NOTARY PUBLIC

(Impress Notarial Seal Here)

My commission expires:---------------------, 19----

COMMONWEALTH OF MASSACHUSETTS)
                            )     SS.
COUNTY OF SUFFOLK           )

     The foregoing instrument was acknowledged before me this ----- day of January, 1996 by -------------------------------, -------------------------
of JOHN HANCOCK MUTUAL LIKE INSURANCE COMPANY,  a Massachusetts
corporation, on behalf of the corporation.
                                             ---------------------------
                                                   NOTARY PUBLIC

(Impress Notarial Seal Here)

My commission expires:  ---------------------, 19-----

Address of Property:  One Woodfield Lake
                      Schaumburg, Illinois

Permanent Index No:   07-14-200-037-0000

This instrument prepared by (and return after recording to):

Stephanie B. Shellenback, Esq.
Wilson & McIlvaine
500 West Madison Street
Chicago, Illinois 60661
312-715-5000
     or
Box 326
                                  17


                               EXHIBIT A

PARCEL 1:

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH WEST CORNER OF THE NORTH EAST 1/4 AFORESAID; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST ALONG THE SOUTH LINE OF SAID NORTH EAST 1/4, 927.60 FEET; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST 50.00 FEET TO THE PLACE OF BEGINNING; THENCE CONTINUING NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST 710.00 FEET; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST ALONG A LINE 760.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID NORTH EAST 1/4, 566.00 FEET; THENCE SOUTH 8 DEGREES 26 MINUTES 11 SECONDS WEST 256.03 FEET; THENCE SOUTH 33 DEGREES 02 MINUTES 24 SECONDS EAST 278.64 FEET; THENCE SOUTH 47 DEGREES 58 MINUTES 24 SECONDS EAST 254.55 FEET; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST 33.45 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF WOODFIELD ROAD; THENCE SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST ALONG SAID RIGHT OF WAY LINE 823.58 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS

PARCEL 2

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH WEST CORNER OF THE NORTH EAST 1/4 AFORESAID;
THENCE NORTH 0 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE WEST LINE OF SAID NORTH EAST 1/4, A DISTANCE OF 50.12 FEET TO A POINT; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF WOODFIELD ROAD, A DISTANCE OF 924.16 FEET TO A POINT; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST A DISTANCE OF 229.00 FEET TO A POINT OF BEGINNING; THENCE SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST A DISTANCE OF
59.00 FEET TO A POINT; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST A DISTANCE OF 229.00 FEET TO A POINT OF BEGINNING; THENCE SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST A DISTANCE OF 59.00 FEET TO A POINT; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST A DISTANCE OF 481.00 FEET TO A POINT; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST A DISTANCE OF
59.00 FEET TO A POINT; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST A DISTANCE OF 481.00 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS

PARCEL 3:

EASEMENTS APPURTENANT TO AND FOR THE BENEFIT OF PARCELS 1 AND 2 AS CREATED AND SET FORTH IN DECLARATION OF PROTECTIVE COVENANTS, RESTRICTIONS AND EASEMENTS DATED JULY 2, 1979 BETWEEN LASALLE NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, NOT PERSONALLY, BUT AS TRUSTEE UNDER A TRUST AGREEMENT DATED OCTOBER 24, 1978 AND KNOWN AS TRUST NUMBER 100103, LASALLE NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, NOT PERSONALLY, BUT AS TRUSTEE UNDER A TRUST AGREEMENT DATED OCTOBER 24, 1978 AND KNOWN AS TRUST NUMBER 100104, AND THE FIRST NATIONAL BANK OF CHICAGO, NO PERSONALLY, BUT AS TRUSTEE OF THE FIRST NATIONAL BANK OF CHICAGO GROUP TRUST FOR PENSION AND PROFIT SHARING TRUSTS, FUND "F", UNDER DECLARATION OF TRUST DATED DECEMBER 1, 1972, AND RECORDED OCTOBER


17, 1979 IN THE OFFICE OF THE RECORDER OF DEEDS OF COOK COUNTY, ILLINOIS AS DOCUMENT NUMBER 25196718, OVER THE FOLLOWING DESCRIBED REAL PROPERTY:

PARCEL "A":

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE POINT OF INTERSECTION OF A LINE DRAWN 561.22 FEET (MEASURED PERPENDICULARLY) SOUTH OF AND PARALLEL WITH THE SOUTH LINE OF GOLF ROAD AS DESCRIBED IN DOCUMENT NUMBER 10488004 WITH THE WEST LINE OF THE AFORESAID NORTH EAST 1/4; THENCE SOUTH 530.00 FEET ALONG SAID WEST LINE TO A POINT; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, 482.00 FEET ALONG A LINE PARALLEL WITH THE SOUTH LINE OF GOLF ROAD AFORESAID; THENCE SOUTH 14 DEGREES 43 MINUTES 48 SECONDS EAST, 112.178 FEET THENCE SOUTH 87 DEGREES 22 MINUTES 25 SECONDS EAST, 218.229 FEET; THENCE NORTH 74 DEGREES 52 MINUTES 34 SECONDS EAST, 38.33 FEET; THENCE SOUTH 79 DEGREES 22 MINUTES 49 SECONDS EAST, 162.788 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST,
227.00 FEET; THENCE SOUTH 49 DEGREES 05 MINUTES 46 SECONDS EAST, 155.694 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, 175.00 FEET; THENCE NORTH 02 DEGREES 40 MINUTES 10 SECONDS EAST, 70.00 FEET; THENCE NORTHEASTERLY 617.352 FEET ALONG THE ARC OF A CIRCLE OF 500.00 FEET RADIUS, CONVEX TO THE NORTH WEST AND WHOSE CHORD BEARS NORTH 54 DEGREES 37 MINUTES 34 SECONDS EAST TO A POINT OF TANGENCY, SAID POINT OF TANGENCY BEGIN
771.913 FEET WESTERLY OF THE EAST LINE OF THE AFORESAID NORTH EAST 1/4 OF
SECTION 14, (AS MEASURED ALONG A LINE DRAWN 66.00 FEET SOUTH OF AND PARALLEL WITH THE SOUTHERN TERMINUS AND WESTERLY EXTENSION THEREOF OF MEACHAM ROAD AS DESCRIBED PER COURT CASE NUMBER 68-"L"-13469, IN THE WEST 1/2 OF THE NORTH WEST 1/4 OF SECTION 13, TOWNSHIP AND RANGE AFORESAID); THENCE SOUTH 89 DEGREES 59 MINUTES 52 SECONDS WEST, 171.24 FEET ALONG THE AFORESAID WESTERLY EXTENSION OF THE SOUTHERN TERMINUS OF MEACHAM ROAD; THENCE NORTH 2 DEGREES 40 MINUTES 10 SECONDS WEST, 66.072 FEET; THENCE NORTHWESTERLY 84.054 FEET ALONG THE ARC OF A CIRCLE OF 84.00 FEET RADIUS. CONVEX TO THE SOUTH WEST AND WHOSE CHORD BEARS NORTH 61 DEGREES 20 MINUTES 11 SECONDS WEST, TO A POINT OF TANGENCY; THENCE NORTH 32 DEGREES 40 MINUTES 10 SECONDS WEST, 256.717 FEET ALONG A LINE TANGENT TO THE LAST DESCRIBED ARC TO A POINT OF CURVATURE; THENCE NORTHWESTERLY 157.079 FEET ALONG THE ARC OF A CIRCLE OF 150.00 FEET RADIUS, WHICH ARC IS TANGENT TO THE AFORESAID 561.22 FEET PARALLEL LINE AT A POINT 1404.175 FEET (AS MEASURED ALONG SAID PARALLEL LINE), EASTERLY OF THE POINT OF BEGINNING, CONVEX TO THE NORTH EAST AND HAS A CHORD BEARING OF NORTH 62 DEGREES 40 MINUTES 10 SECONDS WEST, TO SAID PARALLEL LINE; THENCE SOUTH 87 DEGREES 19 MINUTES 50 SECONDS WEST, 1404.175 FEET ALONG SAID PARALLEL LINE TO THE POINT OF BEGINNING, (EXCEPTING THAT PART OF THE AFORESAID PARCEL FALLING WITHIN DEDICATED STREETS AND HIGHWAYS AS SHOWN ON DOCUMENT NUMBER 22935012 RECORDED DECEMBER 12, 1974) IN COOK COUNTY, ILLINOIS;

PARCEL "B":

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE WEST LINE OF THE SAID NORTH EAST 1/4 OF SECTION 14 WITH A LINE BEING 561.22 FEET (MEASURED PERPENDICULARLY) SOUTH OF AND PARALLEL WITH THE SOUTH LINE OF GOLF ROAD, PER DOCUMENT NUMBER 10488004; THENCE SOUTH ALONG THE WEST LINE OF

THE SAID NORTH EAST 1/4, A DISTANCE OF 530.00 FEET TO THE POINT OF BEGINNING; THENCE EASTWARD ALONG A LINE BEING PARALLEL WITH THE SOUTH LINE OF GOLF ROAD AFORESAID, NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, A DISTANCE OF 482.00 FEET; THENCE SOUTH 14 DEGREES 43 MINUTES 48 SECONDS EAST, A DISTANCE OF 112.178 FEET; THENCE SOUTH 87 DEGREES 22 MINUTES 25 SECONDS EAST, A DISTANCE OF 218.229 FEET; THENCE NORTH 74 DEGREES 52 MINUTES 34 SECONDS EAST, A DISTANCE OF 38.33 FEET; THENCE SOUTH 79 DEGREES 22 MINUTES 49 SECONDS EAST, A DISTANCE OF 162.788 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, A DISTANCE OF 227.00 FEET; THENCE SOUTH 49 DEGREES 05 MINUTES 46 SECONDS EAST, A DISTANCE OF 97.198 FEET; THENCE SOUTH 62 DEGREES 27 MINUTES 08 SECONDS WEST, A DISTANCE OF 54.06 FEET; THENCE SOUTH 37 DEGREES 44 MINUTES 07 SECONDS EAST, A DISTANCE OF 95.78 FEET; THENCE SOUTH 64 DEGREES 50 MINUTES 51 SECONDS EAST, A DISTANCE OF
127.53 FEET; THENCE SOUTH 23 DEGREES 37 MINUTES 15 SECONDS EAST, A DISTANCE OF 244.51 FEET; THENCE SOUTH 8 DEGREES 26 MINUTES 11 SECONDS WEST, A DISTANCE OF 334.05 FEET; THENCE SOUTH 33 DEGREES 02 MINUTES 24 SECONDS EAST, A DISTANCE OF 278.64 FEET; THENCE SOUTH 47 DEGREES 58 MINUTES 24 SECONDS EAST, A DISTANCE OF 254.55 FEET; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST, A DISTANCE OF 83.45 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH EAST 1/4 OF SAID SECTION 14; THENCE WESTWARD ALONG THE SAID SOUTH LINE, SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST, A DISTANCE OF 1751.19 FEET TO THE SOUTH WEST CORNER OF THE SAID NORTH EAST 1/4 OF SECTION 14; THENCE NORTH ALONG THE WEST LINE OF THE SAID NORTH EAST 1/4, A DISTANCE OF 1486.043 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS, EXCEPTING THEREFROM THAT PART OF THE FOREGOING PARCEL DESCRIBED AS FOLLOWS:
THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH WEST CORNER OF THE NORTH EAST 1/4 AFORESAID; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST ALONG THE SOUTH LINE OF SAID NORTH EAST 1/4 927.60 FEET; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST 50.00 FEET TO THE PLACE OF BEGINNING; THENCE CONTINUING NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST 710.FEET; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST ALONG A LINE 760.00 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID NORTH EAST 1/4 566.00 FEET; THENCE SOUTH 8 DEGREES 26 MINUTES 11 SECONDS WEST 256.03 FEET; THENCE; SOUTH 33 DEGREES 02 MINUTES 24 SECONDS EAST 278.64 FEET; THENCE SOUTH 47 DEGREES 58 MINUTES 24 SECONDS EAST 254.55 FEET; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST 33.45 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF WOODFIELD ROAD; THENCE SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST ALONG SAID RIGHT OF WAY LINE 823.58 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS;
AND ALSO
THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENDING AT THE SOUTH WEST CORNER OF THE NORTH EAST 1/4 AFORESAID; THENCE NORTH 0 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE WEST LINE OF SAID NORTH EAST 1/4, A DISTANCE OF 50.12 FEET TO A POINT; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF WOODFIELD ROAD, A DISTANCE OF 924.16 FEET TO A POINT; THENCE NORTH 3 DEGREES 56 MINUTES 18 MINUTES 18 SECONDS WEST A DISTANCE OF 229.00 FEET TO A POINT OF BEGINNING; THENCE SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST A DISTANCE OF
59.00 FEET TO A POINT; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST A DISTANCE OF 481.00 FEET TO A POINT; THENCE NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST A DISTANCE OF 59.00 FEET TO A POINT; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST A DISTANCE OF 481.00 FEET TO POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS;

PARCEL "C":

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH WEST CORNER OF THE SAID NORTH EAST 1/4 OF SECTION 14; THENCE EASTWARD ALONG THE SOUTH LINE OF THE SAID NORTH EAST 1/4, NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST, A DISTANCE OF 1751.19 FEET TO THE POINT OF BEGINNING; THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST, A DISTANCE OF
83.45 FEET; THENCE NORTH 47 DEGREES 58 MINUTES 24 SECONDS WEST, A DISTANCE OF 254.55 FEET; THENCE NORTH 33 DEGREES 02 MINUTES 24 SECONDS WEST, A DISTANCE OF 278.64 FEET; THENCE NORTH 8 DEGREES 26 MINUTES 11 SECONDS EAST, A DISTANCE OF 334.05 FEET; THENCE NORTH 23 DEGREES 37 MINUTES 15 SECONDS WEST, A DISTANCE OF 244.51 FEET; THENCE NORTH 64 DEGREES 50 MINUTES 51 SECONDS WEST, A DISTANCE OF 127.53 FEET; THENCE NORTH 37 DEGREES 44 MINUTES 07 SECONDS WEST, A DISTANCE OF 95.78 FEET; THENCE NORTH 62 DEGREES 27 MINUTES 08 SECONDS EAST, A DISTANCE OF 54.06 FEET; THENCE SOUTH 49 DEGREES 05 MINUTES 46 SECONDS EAST, A DISTANCE OF 58.496 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, A DISTANCE OF 175.00 FEET; THENCE SOUTH 5 DEGREES 02 MINUTES 21 SECONDS EAST, A DISTANCE OF 298.79 FEET; THENCE SOUTH 10 DEGREES 25 MINUTES 51 SECONDS EAST, A DISTANCE OF 447.39 FEET; THENCE SOUTH 42 DEGREES 49 MINUTES 50 SECONDS EAST, A DISTANCE OF 502.73 FEET TO A POINT ON THE NORTHERLY LINE OF WOODFIELD ROAD AS DEDICATED AS DOCUMENT NUMBER 22935012; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST, A DISTANCE OF 50.00 FEET TO A POINT ON THE SOUTH LINE OF THE SAID NORTH EAST 1/4 OF SECTION 14; THENCE WESTWARD ALONG THE SAID WORTH LINE, SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST, A DISTANCE OF 150.00 FEET TO THE POINT OF BEGINNING, EXCEPTING THEREFROM THAT PART DEDICATED FOR ROAD PURPOSES BY PLAT OF DEDICATION FOR PUBLIC STREET DATED JULY 9, 1974 AND RECORDED DECEMBER 12, 1974 AS DOCUMENT NUMBER 22935012, ALL IN COOK COUNTY, ILLINOIS

PARCEL "D":

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE POINT OF INTERSECTION OF A LINE DRAWN 561.22 FEET (MEASURED PERPENDICULARLY) SOUTH OF AND PARALLEL WITH THE SOUTH LINE OF GOLF ROAD AS DESCRIBED IN DOCUMENT NUMBER 10488004 WITH THE WEST LINE OF THE AFORESAID NORTH EAST 1/4; THENCE SOUTH 530.00 FEET ALONG SAID WEST LINE TO THE PLACE OF BEGINNING OF THE HEREIN DESCRIBED PROPERTY; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST 482.00 FEET ALONG A LINE PARALLEL WITH THE SOUTH LINE OF GOLF ROAD AFORESAID; THENCE SOUTH 14 DEGREES 43 MINUTES 48 SECONDS EAST 112.178 FEET; THENCE SOUTH 87 DEGREES 22 MINUTES 25 SECONDS EAST,
218.229 FEET; THENCE NORTH 74 DEGREES 52 MINUTES 34 SECONDS EAST 38.33 FEET; THENCE SOUTH 79 DEGREES 22 MINUTES 49 SECONDS EAST, 162.788 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST 227.00 FEET; THENCE SOUTH 49 DEGREES 05 MINUTES 46 SECONDS EAST 155.694 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST 175.00 FEET; THENCE NORTH 02 DEGREES 40 MINUTES 10 SECONDS EAST 70.00 FEET; THENCE NORTHEASTERLY 617.352 FEET ALONG THE ARC OF A CIRCLE OF 500.00 FEET RADIUS, CONVEX TO THE NORTH WEST AND WHOSE CORD BEARS NORTH 54 DEGREES 37 MINUTES 34 SECONDS EAST TO A POINT OF TANGENCY, SAID POINT OF TANGENCY BEING 771.913 WESTERLY OF THE EAST LINE OF THE AFORESAID NORTH EAST 1/4 OF SECTION 14 (AS MEASURED ALONG A LINE DRAWN
66.00 FEET SOUTH OF AND PARALLEL WITH THE SOUTHERN

TERMINUS AND THE WESTERLY EXTENSION THEREOF OF MEACHAM ROAD AS DESCRIBED PER COURT CASE NUMBER 68-"L"-13469 IN THE WEST 1/2 OF THE NORTH WEST 1/4
SECTION 13, TOWNSHIP AND RANGE AFORESAID); THENCE NORTH 89 DEGREES 59 MINUTES 52 SECONDS EAST 771.913 FEET ALONG SAID EXTENSION TO THE EAST LINE OF THE AFORESAID NORTH EAST 1/4 OF SECTION 14; THENCE SOUTH 0 DEGREES 04 MINUTES 02 SECONDS EAST 1506.436 FEET ALONG SAID EAST LINE OF THE NORTH EAST 1/4 TO THE SOUTH EAST CORNER THEREOF; THENCE SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST 2699.57 FEET ALONG THE SOUTH LINE OF SAID NORTH EAST 1/4 TO THE SOUTH WEST CORNER THEREOF; THENCE NORTH 1486.043 FEET ALONG THE WEST LINE OF SAID NORTH EAST 1/4 TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS, EXCEPTING THEREFROM THOSE PARTS OF THE FOREGOING PARCEL DESCRIBED AS FOLLOWS:
THAT PART OF THE NORTH EAST 1/4 OF SECTION, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE WEST LINE OF THE SAID NORTH EAST 1/4 OF SECTION 14 WITH A LINE BEING 561.22 FEET (MEASURED PERPENDICULARLY) SOUTH OF AND PARALLEL WITH THE SOUTH LINE OF GOLF ROAD, PER DOCUMENT NUMBER 10488004; THENCE SOUTH ALONG THE WEST LINE OF THE SAID NORTH EAST 1/4, A DISTANCE OF
530.00 FEET TO THE POINT OF BEGINNING; THENCE EASTWARD ALONG A LINE BEING PARALLEL WITH THE SOUTH LINE OF GOLF ROAD AFORESAID, NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, A DISTANCE OF 482.00 FEET; THENCE SOUTH 14 DEGREES 43 MINUTES 48 SECONDS EAST, A DISTANCE OF 112.178 FEET; THENCE SOUTH 87 DEGREES 22 MINUTES SECONDS EAST, A DISTANCE OF 218.229 FEET; THENCE NORTH 74 DEGREES 52 MINUTES 34 SECONDS EAST, A DISTANCE OF 38.33 FEET; THENCE SOUTH 79 DEGREES 22 MINUTES 49 SECONDS EAST, A DISTANCE OF 162.788 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, A DISTANCE OF 227.00 FEET; THENCE SOUTH 49 DEGREES 05 MINUTES 46 SECONDS EAST, A DISTANCE OF
97.198 FEET; THENCE SOUTH 62 DEGREES 27 MINUTES 08 SECONDS WEST A DISTANCE OF 54.06 FEET; THENCE SOUTH 37 DEGREES 44 MINUTES 07 SECONDS EAST, A DISTANCE OF 95.78 FEET; THENCE SOUTH 64 DEGREES 50 MINUTES 51 SECONDS EAST, A DISTANCE OF 127.53 FEET; THENCE SOUTH 23 DEGREES 37 MINUTES 15 SECONDS EAST, A DISTANCE OF 244.51 FEET; THENCE SOUTH 8 DEGREES 26 MINUTES 11 SECONDS WEST, A DISTANCE OF 334.05 FEET; THENCE SOUTH 33 DEGREES 02 MINUTES 24 SECONDS EAST, A DISTANCE OF 278.64 FEET; THENCE SOUTH 47 DEGREES 58 MINUTES 24 SECONDS EAST, A DISTANCE OF 254.55 FEET; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST, A DISTANCE OF 83.45 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH EAST 1/4 OF SAID SECTION 14; THENCE WESTWARD ALONG THE SAID SOUTH LINE, SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST, A DISTANCE OF 1751.19 FEET TO THE SOUTH WEST CORNER OF THE SAID NORTH EAST 1/4 OF SECTION 14; THENCE NORTH ALONG THE WEST LINE OF THE SAID NORTH EAST 1/4, A DISTANCE OF 1486.043 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS, AND ALSO EXCEPT

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTH WEST CORNER OF THE SAID NORTH EAST 1/4 OF SECTION 14; THENCE EASTWARD ALONG THE SOUTH LINE OF THE SAID NORTH EAST 1/4 NORTH 86 DEGREES 03 MINUTES 42 SECONDS EAST, A DISTANCE OF 1751.19 FEET TO THE POINT OF BEGINNING, THENCE NORTH 3 DEGREES 56 MINUTES 18 SECONDS WEST, A DISTANCE OF
83.45 FEET; THENCE NORTH 47 DEGREES 58 MINUTES 24 SECONDS WEST, A DISTANCE OF 254.55 FEET; THENCE NORTH 33 DEGREES 02 MINUTES 24 SECONDS WEST, A DISTANCE OF 278.64 FEET; THENCE NORTH 8 DEGREES 26 MINUTES 11 SECONDS EAST, A DISTANCE OF 334.05 FEET;

THENCE NORTH 23 DEGREES 37 MINUTES 15 SECONDS WEST, A DISTANCE OF 244.51 FEET; THENCE NORTH 64 DEGREES 50 MINUTES 51 SECONDS WEST, A DISTANCE OF
127.53 FEET; THENCE NORTH 37 DEGREES 44 MINUTES 07 SECONDS WEST, A DISTANCE OF 95.78 FEET; THENCE NORTH 6 DEGREES 27 MINUTES 08 SECONDS EAST, A DISTANCE OF 54. 06 FEET; THENCE SOUTH 49 DEGREES 05 MINUTES 46 SECONDS EAST, A DISTANCE OF 58.496 FEET; THENCE NORTH 87 DEGREES 19 MINUTES 50 SECONDS EAST, A DISTANCE OF 175.00 FEET; THENCE SOUTH 5 DEGREES 02 MINUTES 21 SECONDS EAST, A DISTANCE OF 298.79 FEET; THENCE SOUTH 10 DEGREES 25 MINUTES 51 SECONDS EAST, A DISTANCE OF 447.39 FEET; THENCE SOUTH 42 DEGREES 49 MINUTES 50 SECONDS EAST, A DISTANCE OF 502.73 FEET TO A POINT ON THE NORTHERLY LINE OF WOODFIELD ROAD AS DEDICATED. AS DOCUMENT NUMBER 22935012; THENCE SOUTH 3 DEGREES 56 MINUTES 18 SECONDS EAST, A DISTANCE OF
50.00 FEET TO A POINT ON THE SOUTH LINE OF SAID NORTH EAST 1/4 OF SECTION 14; THENCE WESTWARD ALONG SAID SOUTH LINE, SOUTH 86 DEGREES 03 MINUTES 42 SECONDS WEST, A DISTANCE OF 150.00 FEET TO THE POINT OF BEGINNING, EXCEPTING THEREFROM THAT PART DEDICATED FOR ROAD PURPOSES BY PLAT OF DEDICATION FOR PUBLIC STREET DATED JULY 9, 1974 AND RECORDED DECEMBER 12, 1974 AS DOCUMENT 22935012, ALL IN COOK COUNTY, ILLINOIS

PARCEL 4:

EASEMENT APPURTENANT TO AND FOR THE BENEFIT OF PARCELS 1 AND 2 AS CREATED AND SET FORTH IN EASEMENT GRANT DATED JUNE 3, 1980 BETWEEN LASALLE NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, NOT PERSONALLY, BUT AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 24, 1978 AND KNOWN AS TRUST NUMBER 100103, GRANTOR, AND LASALLE NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, NOT PERSONALLY, BUT AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 24, 1978 AND KNOWN AS TRUST NUMBER 100104, GRANTEE, AND RECORDED JULY 14, 1980 IN THE OFFICE OF THE RECORDER OF DEEDS OF COOK COUNTY, ILLINOIS AS DOCUMENT 25513407 FOR PARKING OF MOTOR VEHICLES AND FOR ACCESS AND INGRESS OVER THE FOLLOWING DESCRIBED REAL PROPERTY:

THAT PART OF THE NORTH EAST 1/4 OF SECTION 14, TOWNSHIP 41 NORTH, RANGE 10, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS;

COMMENCING AT THE SOUTH WEST CORNER OF THE NORTH EAST 1/4 AFORESAID; THENCE DUE NORTH ALONG THE WEST LINE OF THE NORTH EAST 1/4 OF SAID SECTION 14, A DISTANCE OF 50.12 FEET TO A POINT; THENCE NORTH 86 DEGREES, 03 MINUTES, 42 SECONDS EAST ALONG THE NORTHERLY RIGHT-OF-WAY LINE AS WOODFIELD ROAD AND ITS WESTERLY EXTENSION A DISTANCE OF 924.16 FEET TO A POINT; THENCE NORTH 3 DEGREES, 56 MINUTES, 18 SECONDS WEST A DISTANCE OF 229.00 FEET TO A POINT; THENCE SOUTH 86 DEGREES, 03 MINUTES, 42 SECONDS WEST A DISTANCE OF 59.00 FEET TO A POINT; THENCE NORTH 3 DEGREES, 56 MINUTES, 18 SECONDS WEST A DISTANCE OF 60.00 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL OF LAND; THENCE CONTINUING NORTH 3 DEGREES, 56 MINUTES, 18 SECONDS WEST A DISTANCE OF 72.00 FEET TO A POINT; THENCE SOUTH 86 DEGREES, 03 MINUTES, 42 SECONDS WEST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED COURSE, A DISTANCE OF 72.00 FEET TO A POINT; THENCE SOUTH 3 DEGREES, 56 MINUTES, 18 SECONDS EAST, A DISTANCE OF 72.00 FEET TO A POINT; THENCE NORTH 86 DEGREES, 03 MINUTES, 42 SECONDS EAST A DISTANCE OF 72.00 FEET TO THE HEREINABOVE DESIGNATED POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.